Exhibit 10.39
INDEMNIFICATION AGREEMENT
AGREEMENT effective as of [INSERT DATE] (the “Effective Date”), between EMC Corporation, a Massachusetts corporation (the “Company”), and [NAME] (the “Indemnitee”).
WHEREAS, it is essential to the Company to retain and attract as directors and officers the most capable persons available; and
WHEREAS, the Indemnitee is a director or an officer of the Company; and
WHEREAS, both the Company and the Indemnitee recognize the increased risk of litigation and other claims being asserted against directors and officers of public companies in today’s environment; and
WHEREAS, as of the Effective Date the Company is subject to the provisions of the Massachusetts Business Corporation Act (the “Act”); and
WHEREAS, in recognition of the Indemnitee’s need for substantial protection against personal liability in order to enhance the Indemnitee’s continued service to the Company in an effective manner, and in part to provide the Indemnitee with specific contractual assurance that all protections permitted by the Act will be available to the Indemnitee, the Company wishes to provide in this Agreement for the indemnification of and the advancing of expenses to the Indemnitee to the fullest extent (whether partial or complete) permitted by law and as set forth in this Agreement; and
WHEREAS, the Board of Directors of the Company wishes to provide the Indemnitee with rights to indemnification to the fullest extent permitted by the Act and as set forth in this Agreement and has approved this agreement for the purposes of the Act, including for the purpose of obligating the Company in advance of any act or omission giving rise to a proceeding to provide indemnification;
NOW, THEREFORE, in consideration of the premises and of the Indemnitee continuing to serve the Company directly or, at its request, another enterprise, and intending to be legally bound hereby, the parties hereto agree as follows:
1.Basic Indemnification Arrangement.
(a)    In accordance with the provisions of the Act, the Company shall, to the extent legally permissible, indemnify the Indemnitee against all liabilities and expenses, including amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and attorneys’ fees or other costs paid or incurred by the Indemnitee in connection with the defense or disposition of any threatened, pending or completed action, suit or other proceeding, whether civil, criminal, administrative, arbitrative or investigative and whether formal or informal, or any appeal therefrom, in which the Indemnitee may be involved or with which the Indemnitee was, is or is threatened to be made, while in office or thereafter, a defendant or respondent by reason of the Indemnitee being or having been a director or an officer of the Company (any such proceeding, a “Proceeding”).
(b)    Within a reasonably prompt period after receipt by the Indemnitee of notice of the commencement of any Proceeding, the Indemnitee shall, if a claim in respect thereof is intended to be made against the Company under this Agreement, notify the Company of the commencement thereof; however, the failure to notify the Company will not relieve the Company from any liability that it may have to the Indemnitee.
(c)    If so requested by the Indemnitee, the Company shall advance (within five business days of such request) any and all expenses, including attorneys’ fees or other costs, paid or incurred by the Indemnitee in connection with the defense or disposition of any such action, suit or other proceeding (“Expenses”), to the Indemnitee (an “Expense Advance”) upon receipt by the Company of (i) a written affirmation of the Indemnitee’s good faith belief that the Indemnitee has met the relevant standard of conduct described in the Act or any successor provision of Massachusetts law or that the proceeding involves conduct for which liability has been eliminated under a provision of the Company’s restated articles of organization, as may be further amended (the “Restated Articles”), as authorized by the Act or any successor provision of Massachusetts law, and (ii) a written undertaking by the Indemnitee to repay the Expense Advance if it is ultimately determined that the Indemnitee is not entitled to indemnification in accordance with this Agreement or the provisions of the Act or any successor thereto.
2.    Change In Control
(a)    “Affiliate” shall have the meaning set forth in Rule 12b-2 promulgated under Section 12 of the Securities Exchange Act of 1934.
(b)    “Beneficial Owner” shall have the meaning set forth in Rule 13d‑3 under the Securities Exchange Act of 1934.
(c)    A “Change in Control” shall be deemed to have occurred if any of the events set forth in any one of the following paragraphs shall have occurred:

(i)
any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 25% or more of either the then outstanding shares of common stock of the Company or the combined voting power of the Company’s then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in Section 2(c)(iii)(A);

(ii)
the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the date hereof, constitute the Board of Directors of the Company and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company)

whose appointment or election by the Board of Directors or nomination for election by the Company's stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended;

(iii)
there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 50% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company or its Affiliates) representing 25% or more of the combined voting power of the Company’s then outstanding securities; or

(iv)
the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

Notwithstanding anything in the foregoing to the contrary, no Change in Control shall be deemed to have occurred for purposes of this Agreement by virtue of any transaction which results in the Indemnitee, or a group of Persons which includes the Indemnitee, acquiring, directly or indirectly, 25% or more of either the then outstanding shares of common stock of the Company or the combined voting power of the Company’s then outstanding securities.
(d)    “Disinterested Director” shall mean a director of the Company who, at the time of a vote referred to in this Section 2 is not (i) a party to the Proceeding, or (ii) an individual having a familial, financial, professional, or employment relationship with the Indemnitee, which relationship would, under the circumstances, reasonably be expected to exert an influence on the director’s judgment when voting on the decision being made.

(e)    “Person” shall have the meaning given in Section 3(a)(9) of the Securities Exchange Act of 1934, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.
(f)    In the event of a Change in Control after the date hereof (other than a Change in Control approved by a majority of the directors on the Board of Directors who were directors immediately prior to such Change in Control), then with respect to all matters thereafter arising concerning the rights of Indemnitee to indemnity payments under this Agreement or any Company By-Law or provision of the Company’s Restated Articles now or hereafter in effect, the Company shall seek legal advice only from independent counsel who has not otherwise performed services for the Company or the Indemnitee (other than in connection with indemnification matters) within the last five years selected (i) if there are two or more Disinterested Directors, by the Board of Directors by a majority vote of all the Disinterested Directors or by a majority of the members of a committee of two or more Disinterested Directors appointed by vote or (ii) if there are fewer than two Disinterested Directors, by the Board of Directors of the Company; and which in any such case of selection in accordance with clause (i) or (ii) of this section, shall be reasonably acceptable to the Indemnitee (such independent counsel, the “Independent Counsel”). The Independent Counsel shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or the Indemnitee in an action to determine the Indemnitee’s rights under this Agreement. The Independent Counsel, among other things, shall render its written opinion to the Company and the Indemnitee as to whether and to what extent the Indemnitee should be permitted to be indemnified under applicable law. The Company agrees to pay the reasonable fees of the Independent Counsel and to indemnify fully such Independent Counsel against any and all expenses (including attorneys’ fees), claims, liabilities, loss, and damages arising out of or relating to this Agreement or its engagement pursuant hereto.
3.    Other Expenses. The Company shall be liable to and shall pay the Indemnitee for any and all expenses (including attorneys’ fees) which are incurred by the Indemnitee in connection with any action brought by the Indemnitee for (i) indemnification or advance payment of Expenses by the Company under this Agreement or any other agreement or Company By-law or provision of its Restated Articles now or hereafter in effect relating to indemnification and/or (ii) recovery under any directors’ and officers’ liability insurance policies maintained by the Company, regardless of whether the Indemnitee ultimately is determined to be entitled to such indemnification, advance expense payment or insurance recovery, as the case may be. If requested by the Indemnitee, the Company shall promptly advance (but in no event more than five business days after receiving such request) any such expenses to the Indemnitee.
4.    Partial Indemnity, Etc. If the Indemnitee is entitled under any provision of this Agreement to indemnification or payment by the Company for some or a portion of the

Expenses, judgments, fines, penalties and amounts paid in settlement of any threatened, pending or completed action, suit or proceeding but not, however, for all of the total amount thereof, the Company shall nevertheless indemnify or pay the Indemnitee for the portion thereof to which the Indemnitee is entitled.
5.    Limitation on Indemnification. Notwithstanding anything in this Agreement to the contrary, the Indemnitee shall not be entitled to indemnification pursuant to this Agreement in connection with any Proceeding initiated by the Indemnitee against the Company or any director or officer of the Company unless (i) the Company has joined in or the Board of Directors of the Company has consented to the initiation of such Proceeding; or (ii) the Proceeding is one to enforce the Indemnitee’s rights under this Agreement.
6.    Nonexclusivity, Etc. The rights of the Indemnitee hereunder shall be in addition to any other rights the Indemnitee may have under the Company’s Restated Articles, By-Laws or the Act or otherwise. To the extent that a change in the Act (whether by statute or judicial decision) permits greater indemnification by agreement than would be afforded currently under the Company’s By-Laws or this Agreement, it is the intent of the parties hereto that the Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change.
7.    Liability Insurance. To the extent the Company maintains an insurance policy or policies providing directors’ and officers’ liability insurance, the Indemnitee shall be covered by such policy or policies, in accordance with its or their terms, to the maximum extent of the coverage available for any Company director or officer.
8.    Amendments, Etc. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.
9.    Subrogation. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.
10.    No Duplication of Payments. The Company shall not be liable under this Agreement to make any payment in connection with any claim made against the Indemnitee in connection with any threatened, pending or completed action, suit or proceeding to the extent the Indemnitee has otherwise actually received payment (under any insurance policy, By-law or otherwise) of the amounts otherwise indemnifiable hereunder.
11.    Notice. All notices, requests, consents or other communications under this Agreement shall be delivered by hand or sent by registered or certified mail, return receipt requested, or by overnight prepaid courier, or by facsimile (receipt confirmed) to:

if to the Company:	EMC Corporation 176 South Street Hopkinton, MA 01748 Attention: Office of the General Counsel Facsimile: (508) 497-6915

if to the Indemnitee:         [NAME]
[ADDRESS]
[CITY, STATE ZIP]
All such notices, requests, consents and other communications shall be deemed to have been duly delivered and received three (3) days following the date on which mailed, or one (1) day following the date mailed if sent by overnight courier, or on the date on which delivery by hand or by facsimile transmission.
12.    Binding Effect, Etc. This Agreement shall be effective as of the Effective Date and shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, assigns, including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Company, spouses, heirs, executors and personal and legal representatives. This Agreement shall continue in effect regardless of whether the Indemnitee continues to serve as an officer or director of the Company or of any other enterprise at the Company’s request.
13.    Severability. The provisions of this Agreement shall be severable in the event that any of the provisions hereof (including any provision within a single section, paragraph or sentence) are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable in any respect, and the validity and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired and shall remain enforceable to the fullest extent permitted by law.
14.    Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the Commonwealth of Massachusetts applicable to contracts made and to be performed in such state without giving effect to the principles of conflicts of laws.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.
EMC CORPORATION

By    _______________________________
Name:
Title:

_______________________________
[Indemnitee Name]